UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 25, 2012

Universal Truckload Services, Inc.

(Exact name of registrant as specified in its charter)

Michigan	0-51142	38-3640097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12755 E. Nine Mile Road, Warren, Michigan

(Address of principal executive offices)

48089

(Zip Code)

(586) 920-0100

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Caution Regarding Forward-Looking Information and “Safe Harbor” Statement

To the extent any statements made in this document contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended (collectively, “forward-looking statements”).

These forward-looking statements relate to, among other things, the expected benefits of the proposed merger such as efficiencies, cost savings, tax benefits, enhanced revenues and cash flow, growth potential, market profile and financial strength; the competitive ability and position of the combined company; and the expected timing of the completion of the transaction and management changes thereafter. Forward-looking statements can generally be identified by the use of words such as “believe”, “anticipate”, “expect”, “estimate”, “intend”, “continue”, “plan”, “project”, “will”, “may”, “should”, “could”, “would”, “target”, “potential” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Although certain of these statements set out herein are indicated above, all of the statements in this document that contain forward-looking statements are qualified by these cautionary statements. Although Registrant and LINC believe that the expectations reflected in such forward-looking statements are reasonable, such statements involve risks and uncertainties, and undue reliance should not be placed on such statements. Certain material factors or assumptions are applied in making forward-looking statements, including, but not limited to, factors and assumptions regarding the items outlined above. Actual results may differ materially from those expressed or implied in such statements. Important factors that could cause actual results to differ materially from these expectations include, among other things, the following: the failure to receive, on a timely basis or otherwise, the required approvals government or regulatory agencies (including the terms of such approvals); the risk that a condition to closing of the merger may not be satisfied; the possibility that the anticipated benefits and synergies from the proposed merger cannot be fully realized or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of Registrant and LINC operations is expected to be greater than expected; the ability of the combined company to retain and hire key personnel, including senior management, and maintain relationships with customers, suppliers or other business partners; the impact of legislative, regulatory, competitive and technological changes; the risk that the credit ratings of the combined company may be different from what the companies expect; and other risk factors relating to the logistics industry, as detailed from time to time in each of Universal’s and LINC’s reports filed with the SEC. There can be no assurance that the proposed merger is expected to in fact be consummated.

Item 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS

On July 25, 2012, Universal Truckload Services, Inc., a Michigan corporation (“Universal”), and LINC Logistics Company, a Michigan corporation (“LINC”), announced that their respective boards of directors adopted and the parties entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among LINC, Universal, Upton Merger Sub I, Inc., a Michigan corporation (“Merger Sub”), Upton Merger Sub II, LLC, a Michigan limited liability company (“Merger LLC”), Matthew T. Moroun, Matthew T. Moroun as Trustee of the Manuel J. Moroun 2012 Annuity Trust dated April 30, 2012, Manuel J. Moroun, in his capacity as Trustee of the Manuel J. Moroun Revocable Trust U/A dated March 24, 1977, as amended and restated on December 22, 2004, Matthew T. Moroun, in his capacity as agent and attorney-in-fact for the Company Shareholders (as defined in the Merger Agreement) and Manuel J. Moroun, solely with respect to the Applicable Sections (as defined in the Merger Agreement). Matthew T. Moroun and Manuel J. Moroun (together, the “Morouns”) serve as Chairman of the Board of Directors and Director, respectively, of Universal and collectively own, either directly or through affiliates, approximately 65% of the outstanding Universal common stock. The Morouns and entities controlled by the Morouns own 100% of the outstanding LINC common stock.

Both Merger LLC and Merger Sub are wholly-owned subsidiaries of Universal. Pursuant to the Merger Agreement, Merger Sub is expected to merge with and into LINC (the “Merger”), with LINC to be the surviving corporation in the Merger (the “Surviving Corporation”) and a wholly-owned subsidiary of Universal, which is expected to be followed immediately after the effective time of the Merger (the “Effective Time”) by a merger of the Surviving Corporation with and into Merger LLC (the “Subsequent Merger” and, together with the Merger, the “Transaction”), with Merger LLC to be the surviving entity in the Subsequent Merger. The Merger and the Subsequent Merger, considered together as a single integrated transaction for United States federal income tax purposes along with the other transactions effected pursuant to the Merger Agreement, are intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. The Morouns are expected to own approximately 82%, and Universal’s current shareholders, other than the Morouns, are expected to own approximately 18% of the outstanding common stock of Universal following the completion of the Transaction.

At the Effective Time, each outstanding share of LINC common stock is expected to be converted into the right to receive consideration consisting of 0.700 of a share of Universal common stock (the “Merger Consideration”) and cash in lieu of fractional shares. This is expected to result in the issuance of approximately 14.5 million shares, valued at approximately $182 million based on Universal’s closing stock price as of July 25, 2012. At the Effective Time, $152.9 million of obligations of LINC (comprised of $94.5 million of obligations of LINC to the Morouns that is expected to be paid in full and $58.4 million of third-party debt) is expected to be satisfied and third party-debt refinanced via a new credit facility consisting of up to $220 million.

Universal and the Morouns have entered into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”), which grants the Morouns customary registration rights for the shares of Universal common stock (the “Registrable Shares”). The Registration Rights Agreement will be effective as of the Effective Time. Under the Registration Rights Agreement, the Morouns have demand and “piggyback” registration rights. The demand rights enable the Morouns to require Universal to register the Registrable Shares with the Securities and Exchange Commission (the “SEC”) at any time, subject to certain limited exceptions, including the requirement that the aggregate offering price of the Registrable Securities exceeds $25 million. The piggyback rights are expected to allow each of the Morouns to elect to register Registrable Shares held by them along with any shares Universal registers with the SEC. These registration rights are subject to customary conditions and limitations including the right of the underwriters of an offering to limit the number of shares.

Universal’s disinterested directors approved the Transaction following receipt of a recommendation from a special committee made up entirely of independent and disinterested directors, which was represented by independent legal and financial advisors.

The Merger Agreement contains (a) customary representations and warranties by Universal, LINC and the shareholders of LINC, and (b) covenants of Universal and LINC including, among others (i) to conduct their respective operations in the ordinary course consistent with past practice, (ii) to use commercially reasonable efforts to maintain satisfactory relationships with its customers and (iii) to deliver written consent of each of their shareholders necessary to approve the Transaction, which shall constitute the respective shareholder approvals.

The completion of the Merger is subject to various conditions, including, among others (i) Universal’s receipt, or its contemporaneous with closing receipt, of proceeds, pursuant to a new credit facility to replace Universal’s and LINC’s existing facilities, in an amount of up to $220 million and not less than $200 million and (ii) subject to certain materiality exceptions, the accuracy of the representations and warranties made by Universal, LINC and LINC shareholders, respectively, and compliance by LINC and Universal with their respective obligations under the Merger Agreement. Universal and LINC also have certain termination rights under the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 and is incorporated by reference into this report.

Item 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

In the transaction described in Item 1.01, the Registrant intends to issue 14,527,334 shares of its common stock in exchange for all of the issued and outstanding shares of LINC. Registrant’s board of directors has determined that the acquisition of these shares by the Morouns is exempt from Section 16(b) of the Exchange Act by virtue of Rule 16b-3 promulgated thereunder.

Item 5.02	APPOINTMENT OF CERTAIN OFFICERS

Following completion of the merger described in Item 1.01, Registrant has announced that H. E. “Scott” Wolfe is expected to become the Chief Executive Officer of Registrant and David A. Crittenden is expected to become the Chief Financial Officer of Registrant. Donald B. Cochran, currently the President and Chief Executive Officer of Registrant, is expected to remain President of Registrant and additionally is expected to become Vice Chairman of Registrant. Robert E. Sigler, currently Chief Financial Officer of Registrant, is expected to become Executive Vice President of Registrant.

Item 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION

Registrant plans to amend its Articles of Incorporation to increase the number of shares authorized common stock from 40,000,000 to 100,000,000, an increase in authorized common shares of 60,000,000 shares.

Item 7.01	REGULATION FD DISCLOSURE

Registrant’s President and Chief Executive Officer and its Vice President and Chief Financial Officer plan to make presentations to existing shareholders, securities analysts and other interested persons concerning the merger reported in Item 1.01. The materials to be used in those presentations is being furnished pursuant to item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Act of 1934, as amended, or otherwise subject to the liability of that section. The information in Item 7.01 and Exhibits 99.2 and 99.3 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as July 25, 2012 (the “Merger Agreement”), by and among Universal Truckload Services, Inc., Upton Merger Sub I, Inc., Upton Merger Sub II, LLC, Linc Logistics Company, Matthew T. Moroun as Trustee of the MJM 2012 Annuity Trust dated April 30, 2012, Manuel J. Moroun, in his capacity as Trustee of the Manuel J. Moroun Revocable Trust U/A dated March 24, 1977, as amended and restated on December 22, 2004, Matthew T. Moroun, in his capacity as agent and attorney-in-fact for the Company Shareholders (as defined in the Merger Agreement) and Manuel J. Moroun, solely with respect to the Applicable Sections (as defined in the Merger Agreement).

4.1	Amended and Restated Registration Rights Agreement, dated as of July 25, 2012, among Registrant, Matthew T. Moroun, the Manuel J. Moroun Revocable Trust U/A March 24, 1977, as amended and restated on December 22, 2004 and the M.J. Moroun 2012 Annuity Trust dated April 30, 2012.

99.1	Press Release dated July 26, 2012 announcing Registrant’s acquisition of Linc Logistics Company.

99.2	Investor Presentation, dated July 26, 2012

99.3	Frequently Asked Questions

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIVERSAL TRUCKLOAD SERVICES, INC.

Date: July 26, 2012	/s/ Robert E. Sigler
Robert E. Sigler
Vice President, Chief Financial Officer, Secretary and Treasurer